As Filed With the Securities and Exchange Commission on September 5, 2007
                                                     Registration No. 333-______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              DESCANSO AGENCY, INC.
              (Exact Name of Small Business Issuer in its Charter)

        NEVADA                          4724                     20-8766002
(State of Incorporation)        (Primary Standard          (IRS Employer ID No.)
                               Classification Code)

                       4203 Genesee Avenue, Suite 103 #510
                               San Diego, CA 92117
             Address and Telephone Number of Registrant's Principal
               Executive Offices and Principal Place of Business)

                                   Raul Getino
                       4203 Genesee Avenue, Suite 103 #510
                               San Diego, CA 92117
                             Telephone: 775-352-4084
                               Fax: (775) 201-2790
            (Name, Address and Telephone Number of Agent for Service)

                          Copies of communications to:
                              Joseph I. Emas, ESQ.
                             1224 Washington Avenue
                             Miami Beach, FL. 33139
                            Telephone: (305) 531-1174
                               Fax: (305) 531-1274

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_| If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

======================================================================================================
      Title of Each                                         Proposed        Proposed
        Class of                                             Maximum         Maximum
       Securities                                           Aggregate       Aggregate       Amount of
         to be                           Amount to be     Offering Price    Offering      Registration
       Registered                         Registered        per Share         Price           Fee
------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001 to be
sold by the selling Shareholders           1,000,000          $.004          $ 4,000          $0.13
------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001 to be
sold by the Company                        4,500,000          $.004          $18,000          $0.55
------------------------------------------------------------------------------------------------------
Total                                      5,500,000          $.004          $22,000          $0.68
======================================================================================================

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457. Our common stock is not traded on any national exchange and the offering price was determined by the last price at which our common stock was sold.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.
================================================================================

       PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED ________, 2007


                              DESCANSO AGENCY, INC.
                        5,500,000 SHARES OF COMMON STOCK
                                $0.004 PER SHARE

This is our initial public offering. We are registering a total of 5,500,000 shares of our common stock. Of the shares being registered, 1,000,000 are being registered for sale by the selling shareholders, and 4,500,000 are being registered for sale by the Company. There is no minimum number of shares required to be purchased by each investor. The offering is being made on a self-underwritten, "all-or-nothing" basis. The shares will be sold on our behalf by our director, Raul Getino. Mr. Getino will not receive any commissions or proceeds from the offering for selling the shares on our behalf. All of the shares being registered for sale by the Company will be sold at a price per share of $0.004 for the duration of the offering. See section entitled "Plan of Distribution" for a detailed discussion of the exemptions and registrations we will be relying on for this offering. The selling shareholders will sell their shares at a price per share of $0.004 until our shares are quoted on the Over the Counter Bulletin Board and thereafter at prevailing market prices or in privately negotiated transactions. While we plan to have our shares listed on the OTC Bulletin Board there is no assurance that our shares will be approved for listing on the OTC or on any other listing service or exchange.

We will not receive any proceeds from the sale of any of the 1,000,000 shares by the selling shareholders. We intend to open a standard, non-interest bearing, bank checking account to be used only for the deposit of funds received from the sale of the 4,500,000 shares being offered by the Company. The funds will not be held in an escrow or similar account. If all shares are not sold and the total offering amount is not deposited by the expiration date of the offering, all monies will be promptly returned to investors, without interest or deduction. However, since the funds will not be held in an escrow account we cannot guarantee the funds will be returned as intended.

The shares being offered by the Company will be offered for a period of ninety
(90) days from the effective date of this prospectus, unless extended by our director for an additional 90 days. The offering will end on _______, 200_ (date to be inserted in a subsequent amendment).

We are a development stage company and currently have no operations. Any investment in the shares of common stock offered herein involves a high degree of risk. You should only make a purchase if you can afford a complete loss of your investment. Our independent auditors have issued an audit opinion for Descanso Agency, which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION BEGINNING ON PAGE 5.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES DIVISION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL, ACCURATE, CURRENT OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                               Per Share         Per Share               Number
  Per Share         Underwriting discounts      Proceeds          Proceeds              of Shares
Price to public         and commissions        to Company      to Shareholders      Available for Sale
---------------         ---------------        ----------      ---------------      ------------------
   $0.004                   $0.00                $ 0.004            $ 0.00               4,500,000
   $0.004                   $0.00                $  0.00            $ 0.004              1,000,000

Total                       $0.00                $18,000            $ 4,000              5,500,000

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop. The information in this prospectus is not complete and may be changed.

WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR REVIEW HAS BEEN CLEARED OF COMMENT AND IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OF SALE IS NOT PERMITTED.

              THE DATE OF THIS PROSPECTUS IS: ______________, 2007

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

Summary Financial Data                                                        3
Risk Factors                                                                  5
Use of Proceeds                                                               9
Determination of Offering Price                                               9
Selling Shareholders                                                         10
Plan of Distribution                                                         11
Legal Proceedings                                                            13
Directors, Executive Officers, Promoters and Control Persons                 13
Security Ownership of Certain Beneficial Owners and Management               15
Description of Securities                                                    15
Interests of Named Experts and Counsel                                       16
Disclosure of Commission Position of Indemnification for Securities
 Act Liabilities                                                             17
Organization Within Last Five Years                                          17
Description of Business                                                      17
Management Discussion and Analysis                                           21
Description of Property                                                      26
Certain Relationships and Related Transactions                               26
Market for Common Equity and Related Stockholder Matters                     27
Executive Compensation                                                       30
Available Information                                                        31

ABOUT OUR COMPANY

Descanso Agency was incorporated in Nevada on April 3, 2007 to enter the travel industry by establishing a specialized service travel company that serves the needs of Mexican and United States wedding planners, travel agents, and clients seeking upscale personal attention at unique hotels and spas located in Mexico. Our core business plan is to focus on the fastest growing segment of the travel industry: wedding and party destination travel. This type of destination travel is defined as taking the common wedding or party and transporting the entire event and its hosts and guests to a foreign location. We are a development stage travel agency. Contingent on the successful completion of our offering to finance our development stage, we plan to develop our marketing and implement our operations for our travel business by focusing on a fast growing segment of the travel industry: romantic escape holidays and marriage and honeymoon travel packages in Mexico.

TERMS OF THE OFFERING

Securities Being Offered      5,500,000 shares of common stock, 4,500,000 which
                              we are offering and 1,000,000 which are being offered by the selling shareholders. All shares will be offered at a price of $0.004 per share.
                              This offering will terminate on the earlier of the sale of all of the 5,500,000 shares or 90 days after the date of the prospectus.

Price per share               The selling shareholders will sell their shares at
                              a fixed price per share of $0.004 until our shares are quoted on the Over the Counter Bulletin Board and thereafter at prevailing market prices or in privately negotiated transactions. All of the shares being registered for sale by the company will be sold at a fixed price per share of $0.004 for the duration of the offering.

Securities Issued
and Outstanding               4,750,000 shares of common stock are issued and
                              outstanding before the offering and 9,250,000 will be outstanding upon completion of the offering.

Registration costs            We estimate our total offering registration costs
                              to be $7500.68.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with "Management's Discussion and Analysis," "Plan of Operation" and the Financial

Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from inception (April 3, 2007) through June 30, 2007 are derived from our audited financial statements.

                                                             From Inception-
                                                             4/3/07 through
                                                                 6/30/07
                                                                 -------
     STATEMENT OF OPERATIONS
       Revenues                                                       0
       Net Loss                                                   2,345
       Total Operating Expenses                                   2,345
       Accumulated Deficit                                        2,345

                                                           As of June 30, 2007
                                                           -------------------
     BALANCE SHEET DATA
       Cash                                                      18,745
       Total Assets                                              18,745
       Total Liabilities                                          2,090
       Stockholders' Equity                                      16,655

WHERE YOU CAN FIND US

Our corporate offices are located at 4203 Genesee Avenue, Suite 103 #510, San Diego, CA 92117. Our telephone number is 775-352-4084.

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words "we", "our" or "us" refer to Descanso Agency, Inc. and not to the selling stockholders.

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

We were incorporated in Nevada on April 3, 2007. We have no significant assets, limited financial resources and no revenues to date. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities.

WE WILL REQUIRE THE FUNDING FROM THIS OFFERING TO ACHIEVE OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO OBTAIN SUCH FUNDING COULD PROHIBIT US FROM EXECUTING OUR BUSINESS PLAN AND CAUSE US TO SLOW DOWN OUR EXPANSION OF OPERATIONS.

Our current operating funds are less than necessary to complete our plans, and therefore we will need the funds from this offering in order to complete our business plan. As of June 30, 2007 we had cash in the amount of $18,745. We currently have only initial operations and we have no revenue.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF RAUL GETINO, OUR SOLE OFFICER AND DIRECTOR. WITHOUT HIS CONTINUED SERVICE, WE MAY BE FORCED TO INTERRUPT OR EVENTUALLY CEASE OUR OPERATIONS.

We are presently dependent to a great extent upon the experience, abilities and continued services of Raul Getino, our sole officer and director. We currently do not have an employment agreement with Mr. Getino. The loss of his services could have a material adverse effect on our business, financial condition or results of operation.

OUR REVENUES AND EARNINGS ARE ESPECIALLY SENSITIVE TO GLOBAL EVENTS THAT ARE OUT OF OUR CONTROL.

Our results of operations are dependent upon factors generally affecting the travel industry. Our revenues and earnings are especially sensitive to events that affect domestic and international air travel,, tours, and vacations. A number of factors could result in an overall decline in demand for travel, including political instability, armed hostilities, international terrorism, extreme weather conditions, a rise in fuel prices, labor disturbances, excessive inflation, a general weakening in economic activity and reduced employment. These types of events could have a material adverse effect on our business, financial condition and results of operations.

THE DOMESTIC AND INTERNATIONAL LEISURE TRAVEL INDUSTRY IS SEASONAL AND SUBJECT TO QUARTERLY FLUCTUATIONS CAUSED PRIMARILY BY THE SEASONAL VARIATIONS IN THE TRAVEL INDUSTRY WHICH COULD HAVE A NEGATIVE EFFECT ON OUR QUARTERLY RESULTS OF OPERATIONS.

The domestic and international leisure travel industry is seasonal. Our results may be subject to quarterly fluctuations caused primarily by the seasonal variations in the travel industry. It is anticipated that net revenues and net income will generally be higher in the first and second quarters. Our quarterly results of operations may also be subject to fluctuations as a result of changes in the mix of services we offer as a result of internal growth rates, fare wars by travel providers, changes in relationships with certain travel providers, the timing of the payment of commissions by travel providers, extreme weather conditions or other factors affecting travel. Unexpected variations in quarterly results could also adversely affect the price of the common stock, which in turn could limit our ability to expand.

THE TRAVEL SERVICE INDUSTRY IS EXTREMELY COMPETITIVE AND HAS LOW BARRIERS TO ENTRY.

The travel service industry is extremely competitive and has low barriers to entry. We will compete with other distributors of travel services, travel providers, travel agents, tour operators and central reservation service providers, some of which have greater experience and/or financial resources than we do. Other distributors may have relationships with certain travel providers providing better availability or more competitive pricing than that offered by us. Furthermore, some travel agents have a strong presence in their geographic area which may make it difficult for us to attract customers in those areas.

RAUL GETINO'S CONTROL MAY PREVENT YOU FROM CAUSING A CHANGE IN THE COURSE OF OUR OPERATIONS AND MAY AFFECT THE PRICE OF OUR COMMON STOCK.

Raul Getino beneficially owns approximately 78% of common stock. Upon completion of the offering he will own 40% of our common stock. Due to his controlling ownership, he will be able to elect our entire board of directors, control all matters that require a stockholder vote and exercise a significant amount of influence over our management and operations. This concentration of ownership could result in a reduction in value to the common shares you own because of the ineffective voting power, and could have the effect of preventing us from undergoing a change of control in the future.

THE OFFERING PRICE OF THE SHARES SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. Our shares are not listed or quoted on any exchange or quotation system. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities, and may make it difficult to sell any shares you may purchase.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT THE COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

THE SHARES BEING OFFERED BY THE COMPANY ARE BEING SOLD WITHOUT AN UNDERWRITER AND WE MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officer and director, who will receive no commissions. He will offer the shares to his friends, relatives, acquaintances and business associates; however, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and receiving all of the proceeds from this offering, we may have to seek alternative financing to implement our business plans.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH IS SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

WE WILL BE HOLDING ALL PROCEEDS FROM THE SHARES BEING OFFERED BY THE COMPANY IN A STANDARD BANK CHECKING ACCOUNT UNTIL ALL SHARES ARE SOLD. BECAUSE THE SHARES ARE NOT HELD IN AN ESCROW OR TRUST ACCOUNT THERE IS A RISK YOUR MONIES WILL NOT BE RETURNED IF ALL THE SHARES ARE NOT SOLD.

All funds received from the sale of shares by the company in this offering will be deposited into a standard bank checking account until all shares are sold and the offering is closed, at which time, the proceeds will be transferred to our business operating account. We have committed to return all monies deposited to the original purchasers in the event all shares in the offering are not sold. However since the funds will not be placed into an escrow, trust or other similar account, there can be no guarantee that any third party creditor who may obtain a judgment or lien against us would not satisfy the judgment or lien by executing on the bank account where the offering proceeds are being held, resulting in a loss of any investment you make in our securities.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE, WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan provides for the payment of the estimated $7,500.68 cost of this registration statement to be paid from our cash on hand. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

                           FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are the good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the "Risk Factors" section and elsewhere in this prospectus.

                                 USE OF PROCEEDS

The selling stockholders are selling 1,000,000 shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Assuming sale of all of the shares offered herein by the Company, of which there is no assurance, the proceeds from this Offering will be $18,000. The proceeds are expected to be disbursed, in the priority set forth below, during the first twelve (12) months after the successful completion of the Offering as follows:

     Total Proceeds to the Company              $18,000
                                                -------

     Net Proceeds to the Company                $18,000
        Rent Deposit                                400
        Rent                                      2,400
        Contract employees                        4,000
        Director's fees                           2,700
        Furniture & equipment                     4,500
        Website expense                           2,500
        Marketing expense                         1,500
                                                -------

     Total Use of Net Proceeds                  $18,000
                                                =======

We will establish a separate bank account and all proceeds from the shares sold by the Company will be deposited into that account until such time as the total amount of the offering is received and all shares are sold, at which time the funds will be released to us for use in our operations. In the event we do not sell all of the shares before the expiration date of the offering, all funds will be returned promptly to the subscribers, without interest or deduction. However, since the funds are not being held in an escrow account, we cannot guarantee the funds will be returned as intended.

                         DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system. The offering price was determined by the price shares were sold to our officer and shareholders.

The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over the Counter Bulletin Board (OTCBB). In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. In addition, there is no assurance that our common stock will trade at market prices in excess of the initial public offering price, as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including depth and liquidity.

                           PENNY STOCK CONSIDERATIONS

Our common stock will be penny stock; therefore, trading in our securities is subject to penny stock considerations. Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

                              SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of the 1,000,000 shares of our common stock held by 2 shareholders of our common stock which sold in an offering completed on June 29, 2007. All of these shares were issued pursuant to the exemption provided by Section 4(2) under the Securities Act of 1933 for a transaction not involving a public offering and Regulation D promulgated thereunder.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of the date of this prospectus and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

                                                                     Shares             Percent
                        Shares of common                            of common          of common
     Name of            stock owned prior    Shares of common      stock owned        stock owned
selling stockholder       to offering        stock to be sold    after offering      after offering
-------------------       -----------        ----------------    --------------      --------------
Rene Aribe                  500,000               500,000               0                  0
Gilberto Duran              500,000               500,000               0                  0

To our knowledge, none of the selling shareholders or their beneficial owners:

     - Has had a material relationship with us other than as a shareholder at any time within the past three years; or

     - Has ever been one of our officers or directors or an officer or director of our predecessors or affiliates

     -    Are broker-dealers or affiliated with broker-dealers.

Mr. Getino is personally acquainted with our shareholders, and solicited their investment in the private placement. Mr. Getino did not use any finders or brokers in the solicitation of the investors and did not pay any fees or commissions.

                              PLAN OF DISTRIBUTION

SHARES OFFERED BY THE SELLING STOCKHOLDERS

The selling security holders may sell some or all of their shares at a fixed price of $.004 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over the Counter Bulletin Board (OTCBB). In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

     *    ordinary brokers transactions, which may include long or short sales,

     * transactions involving cross or block trades on any securities or market where our common stock is trading,

     *    through direct sales to purchasers or sales effected through agents,

     * through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or

     *    any combination of the foregoing.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $7,500.68.

SHARES OFFERED BY THE COMPANY

This is a self-underwritten offering that permits our officer and director to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. Raul Getino, our officer and director, will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, our officer and director will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

The officer and director will not register as a broker-dealer pursuant to
Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

     a. Our officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

     b. Our officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

     c. Our officer and director is not, nor will be at the time of his participation in the offering, an associated person of a broker-dealer; and

     d. Our officer and director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officer, director, control person and affiliates of same do not intend to purchase any shares in this offering.

                                LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

TERM OF OFFICE

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Our sole executive officer and director and his age as of the date of this prospectus is as follows:

NAME               AGE                            POSITION
----               ---                            --------

Raul Getino        45     President, Chief Executive Officer, Chief Financial
                          Officer, Chairman of the Board of Directors

Set forth below is a brief description of the background and business experience of our executive officer and director.

RAUL GETINO. Raul Getino, our President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors.

Business Background

Paradise Weddings and Hotels, Baja California 1989-2007
Travel & Special Event Coordinator
Responsible for wedding and special travel event promotions for resorts in Baja California. In charge of managing senior staff personnel and all marketing and advertising.

Costa Azul Travel 1988-1989
Travel Agent
Responsible for marketing and promotions to United State travel agencies.

Education

Middle Education (Preparatoria): Colegio De Barchilleres, Tijuana, Mexico, Graduated 1988.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

To the best of our knowledge, during the past five years, none of the following occurred with respect to a present or former director or executive officer of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the commodities futures trading commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of the date of this prospectus and by the officer and director, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                      Name and Address                 Amount and Nature       Percent
Title of Class      of Beneficial Owner               of Beneficial Owner     of Class (1)
--------------      -------------------               -------------------     ------------
Common Stock        Raul Getino                            3,750,000             78%
                    4203 Genesee Ave, Suite 103 #510
                    San Diego, CA  92117

Common Stock        All executive officers                 3,750,000             78%
                    and directors as a group

----------
(1) The percent of class is based on 4,750,000 shares of our common stock issued and outstanding as of the date of this prospectus.

                            DESCRIPTION OF SECURITIES

GENERAL

Our original articles of incorporation authorized 50,000,000 shares of common stock at a par value of $0.001 per share. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control.

COMMON STOCK

As of the date of this prospectus, 4,750,000 shares of common stock are issued and outstanding and held by 3 shareholders. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.

Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

DIVIDENDS

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

OPTIONS & WARRANTS

There are no options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our directors, employees and consultants. There are no outstanding warrants to purchase our securities.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the SB-2 registration statement have been audited by Moore & Associates, Chartered, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

              DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933.Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                       ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated on April 3, 2007 in Nevada and 3,750,000 shares of common stock were issued to Raul Getino for $15,000 on June 28, 2007. On June 29, 2007, 1,000,000 shares were issued to 2 independent investors for $4,000.

                             DESCRIPTION OF BUSINESS

BACKGROUND

We were incorporated for the purpose of entering the travel industry and establishing a Mexican specialized travel service company focusing on the fastest growing segment of the travel industry: wedding and party destination travel. This type of destination travel is defined as taking the common wedding or party and transporting the entire event and its hosts and guests to a foreign location. Our specialty will include two types of destination travelers: small and large travel parties seeking stimulating and entertaining bachelor and bachelorette locations at larger hotels, and travelers seeking quiet romantic weddings and holiday getaway short trips at small boutique hotels. We are a development stage travel company. Our development period is planned to be executed in three stages. Stage I is what we have accomplished to date: the formation of our corporation, initial funding from our founder (sole director and officer) Mr. Raul Getino, additional funding from two investors, determination of our business plan, determination that we desire to be a publicly trading company in the United States, retention of experts in the legal and public accounting professions, and filing this registration statement with the United States Securities and Exchange Commission. In Stage II we plan to raise additional capital through a public offering and begin work on our business plan. Following the successful completion of Stage II, and contingent on raising the required capital, in Stage III we plan to focus our resources on completing and implementing our business plan by adding travel-experienced management personnel, knowledgeable in destination travel and having experience and contacts with existing travel providers in Canada, the United States, and Mexico. We will then focus on creating and expanding our marketing efforts and strategic relationships with wedding planners and travel companies that specialize in destination weddings, destination bachelor and bachelorette trips, and destination romantic get-away trips, as well as marketing our own travel packages, using the Internet, directly to travelers interested in destination travel.

OUR TRAVEL AGENCY MODEL

We plan to go beyond the typical travel agency model. We intend to specialize in and serve the "romantic destinations" growing travel market. We are interested in providing our clients with direct access to the romantic hotels, restaurants, exclusive secluded beaches and other services that we are familiar with. We do not intend to act as a general merchant travel company, handling every type of travel transaction. We intend to serve our niche clients through wedding planners and other specialty travel companies, and directly to our future individual travel clients seeking what we can deliver in Mexico: romantic destinations. We will handle all of the arrangements in Mexico for our clients. We intend to receive negotiated commissions and fees from the wedding planners, travel companies, and travel suppliers in Mexico such as transportation providers, hotels, entertainment brokers, and rental car agencies. We intend to bundle the destination travel groups and individuals seeking our niche destination travel services in order to allow us to negotiate directly with those lodging, entertainment, and rental companies seeking our destination travel clients. Our founder has experience in negotiating prices for destination travel clients that include additional revenue for a travel company due to large volume client traffic. We intend to utilize his experience in negotiating prices for our niche destination travel clients which will include additional revenue for our planned volume travel services.

TARGET MARKET

Our target market is wedding planners, other travel companies, and individuals seeking to find unique romantic travel destinations in Mexico. As our founder has worked in the past with wedding planners and travel agents in Canada, the United States, and Mexico, we intend to market our proposed services directly to his connections. In addition, we intend to utilize his experience with marketing to the general traveling public to setup "800" style toll free telephone numbers and an Internet destination travel site with a web based marketing program.

PRODUCTS AND SERVICES

Our business plan is to focus on the rapidly expanding niche market of romantic destinations. This market is now a very large trend in Western Europe and growing in the United States. With the high cost of weddings and hotels in Western Europe, the Western Europeans now find it less expensive to utilize specialized niche travel companies to arrange for a complete wedding party, bachelor or bachelorette party, or romantic getaway to other countries. As an example, in England it is less expensive to pay to take an entire wedding party from London, fly everyone to Greece, and pay for their hotels, meals, beverages, ground transportation, and entertainment than it is to hold the wedding in England.

The news media are now regularly reporting on the growing trend in destination travel. CBS news (also cbsnews.com) aired a segment on June 30, 2006 describing the destination travel trend for bachelor and bachelorette parties from England and Western Europe to take entire groups to hold these parties in Eastern Europe, where low costs make it less expensive to travel to a party destination than to hold the same style of party at home. At "dateculture.com", they describe the growing trend of "stag weekends" for bachelor and bachelorette parties that involve entire parties traveling from the United Kingdom to Eastern Europe, and even to the United States and Canada for their "stag" parties. The International Herald Tribune published articles on July 31, 2007 and August 6, 2007 regarding the growing trend for Japanese to take their entire wedding parties to the United States and Western Europe as destination travel sites for their weddings. "PressMediaWire.Com" has numerous articles about the increase in destination weddings and related destination wedding party attire. Other articles about the growing trend for Mexican destination weddings describe the unique experience of Mexico's small boutique hotels and the Hispanic interest in destination wedding packages may be found at "centredaily.com", "lovetripper.com", "theopenpress.com". One can also find on the Internet, numerous destination wedding sites, such as the "bahamabeachclub.com" describing typical all-inclusive wedding packages in the Caribbean.

We plan to use our management's background, knowledge, and contacts to market in the United States, Canada, and large cities in Mexico, similar types of destination travel bachelor and bachelorette parties at larger hotels, and niche wedding packages and specialized romantic getaways to boutique hotel destinations in Mexico. We intend to market these specialized travel trips to travel companies and wedding planners in Mexico and the United States.

We plan to use our management's extensive past working relationships and current knowledge of numerous large hotels in Mexico's scenic inland and coastal tourist locations for bachelor and bachelorette parties. For those destination travelers seeking unique quieter, romantic stays, we will offer boutique hotel destinations for weddings, and specialized romantic weekend getaways. These boutique hotels include prime destinations such as the Flor de Maria in Ensenada, Casa Natalia in San Jose del Cabo, the Maroma in Cancun, Blue Sky Hotel in Tankah, and the Posada de las Flores in Loreto. All of these smaller hotels, and many more, are actively seeking to provide services to the niche market of romantic destination travelers.

MARKETING

We plan to use primarily interactive marketing media with a mix of traditional methods to be rolled out at various stages of our development and as marketing funds are made available from our planned capital raise. Marketing resources will be designed to attract customers to our site, convert potential buyers to a sale, and develop a return customer. In our first stage of development, marketing is planned to primarily be direct contact with travel companies and wedding planners known to our founder and by email campaigns to travel agencies and individual existing destination travels personally known by our founder.

AGREEMENTS/SUPPLIERS

As of the date of this filing, we have no agreements with any travel suppliers, consolidators, or travel-related software providers.

COMPETITION

We do not intend to directly compete in the general travel industry market. We intend to stay in the niche market of destination travel, a rapidly growing travel area in which our founder has numerous years of experience. He also has direct contacts with many large and boutique Mexican hotels and Mexican service providers, as well as contacts with wedding planners, travel companies, and numerous individual destination travelers who have all used our founder's services in the past.

Although the United States and Canada have many small and large travel companies as well as the Internet-dominating big players such as Expedia, Priceline, Orbitz, and Travelocity, we intend to seek niche opportunities in the market for individualized upscale personalized destination travel services making us a one-stop-shop destination travel company for Mexico. We believe we will be able to compete with our personalized service, and our founders experience and network of contacts in this market segment. We also plan to utilize Internet web technology for marketing and links to our founder's existing travel contacts. We intend to make our travel website easy to find, easy to use, and supported by knowledgeable destination travel professionals in Mexico.

EMPLOYEES

Mr. Getino is currently our only employee, and we will depend on his ability to execute our plan through our initial development stage. Specifically, no salaried employees will be engaged during this period. Moreover, no salary is planned to be paid to the founding principal or any other employees or contract agents unless capital from our offering is raised in Stage II of our business plan. Should our proposed offering be successful in Stage II, we plan to begin paying our director $300 per month near the end of our first four month period of Stage III, and add two contract agents at the end of the second four month period of State III of our business plan.

In our Stage III development phase, for customer service and marketing calls, we plan to contract with two travel agents who will be compensated initially on a monthly fee of $500 each, and once revenues commence, with an additional contract fee basis from bookings generated exclusively by the agent on an equal commission split. Revenues are expected to be minimal during the first twelve months of our business plan.

                       MANAGEMENT DISCUSSION AND ANALYSIS

The following information specifies certain forward-looking statements of management of the Company. Forward-looking statements are statements that estimate the happening of future events are not based on historical fact. Forward-looking statements may be identified by the use of forward-looking terminology such as, "may," "shall," "could," "expect," "estimate," "anticipate," "predict," "probable," "possible," "should," "continue," or similar terms, variations of those terms or the negative of those terms. The forward-looking statements specified in the following information have been complied by our management and considered by management to be reasonable. Our future operating results, however, are impossible to predict and no representation, guaranty or warranty is to be inferred from those forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment.

To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and accordingly, no opinion is expressed on the achievability of these forward-looking statements. No assurance can be given that any of the assumptions relating to the forward-looking statements specified in the following information are accurate, and we assume no obligation to update any such forward-looking statements.

The financial statements included elsewhere in this prospectus have been prepared in conformity with generally accepted accounting principles in the United States, which contemplates continuation as a going concern. However, we have not generated any operating revenue, expect to generate operating losses during some or all of our planned development stages, and have a negative cash flow from operations, which raises substantial doubt about our ability to continue as a going concern. In view of these matters, our ability to continue as a going concern is dependent upon our ability to meet our financial requirements, raise additional capital, and the success of our future operations.

OVERVIEW

Our core business will be establishing a Mexican specialized travel service company focusing on the fastest growing segment of the travel industry: wedding and party destination travel. This type of destination travel is defined as taking the common wedding or party and transporting the entire event and its hosts and guests to a foreign location. Our specialty will include two types of destination travelers: small and large travel parties seeking stimulating and entertaining bachelor and bachelorette locations at larger hotels, and travelers seeking quiet romantic weddings and holiday getaway short trips at small boutique hotels. We plan to utilize the extensive operational background in the travel business of Raul Getino, our founding principal and sole officer and director, with over eighteen years experience in travel companies, in order to complete this stage and expand our business plan. Our director has designed and implemented marketing campaigns for other travel companies utilizing his extensive knowledge in providing upscale weddings, and specialized romantic getaways to boutique hotel destinations in Mexico. He has successfully marketed these specialized wedding and romantic tour packages to travel companies and wedding planners in Mexico and the United States prior to our incorporation.

PLAN OF OPERATIONS

During the next twelve months, we expect to take the following steps in connection with the further development of our business and the implementation of our plan of operations:

STAGE I - CORPORATE FORMATION

We are currently in our initial stage, Stage I. During this time, we have established our corporate existence, taken our first steps in the process of becoming a publicly held corporation, raised founder capital, raised investor capital, outlined our business plan stages and created an offering to generate funding needed for implementing our next two stages in our business plan. We will have no revenues in Stage I of our operations.

Office space, equipment, and administrative services will be provided by our sole founding principal. No salaried employees will be engaged during this period. Our founding principal will be the Company's only officer, and he will provide the resources to execute our plans in this phase of operation. No salary is planned to be paid to the founding principal or any other employees until growth capital would be raised in Stage II of our planned development stages and cash flow from operations allow it.

STAGE II - FUNDING AND COMPLETION OF BUSINESS PLAN

In Stage II, we plan to complete our registration filings and secure funding from our public offering. We will continue to develop our business plan through this proposed funding stage.

STAGE III - RENT SPACE, HIRE EMPLOYEES, BEGIN MARKETING

Following the completion of Stage I and contingent on the successful completion our proposed capital raise to finance Stage II, we plan to implement our twelve month business plan in Stage III by utilizing our capital to fund the following:

Months 1 through 4

Pay a rent deposit for an office - $400, pay first director's fee -$300, purchase furniture, equipment, and computer system - $4,500. Total $5,200.

Months 5 through 8

Pay office rent - $1,200, pay director's fee - $1,200, begin Internet website -$500, begin marketing - $500. Total $3,400

Months 9 through 12

Pay office rent - $1,200, pay director's fee - $1,200, pay contract travel agents - $4,000, Internet website development and expense -$2,000, marketing expense - $1,000. Total $9,400.

Twelve month total - $18,000

We expect to operate at a loss during our initial development/operating period.

For customer service and call in sales, we plan to utilize the services of our founder and two contract agents who will be compensated on a contract basis from any bookings created exclusively by the agent on an equal commission split. We will provide our home-based agents with an 800 phone line and internet service to access our website for sales to the agent's customers and be available to all customers for customer service. Customer service is expected to be minimal during this stage due to the automated nature of the website and the anticipated low level of site usage.

RESULTS OF OPERATIONS

For the period from inception through June 30, 2007, we had no revenue. Expenses for the period totaled $2,345 resulting in a loss of $2,345. Expenses for the period consisted entirely of general and administrative costs.

CAPITAL RESOURCES AND LIQUIDITY

As of June 30, 2007 we had $18,745 in cash. Our general and administrative expenses are expected to average less than $1,500 per month for the next 12 months. As of June 30, 2007 we received a total of $4,000 from financing activities from the sale of shares by us pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Act").

We believe we can satisfy our cash requirements for the next twelve months with our current cash in a limited scenario. However, completion of our plan of operation is subject to attaining funding from our offering. We cannot assure investors that funds from the offering will be generated. In the absence of funding, we may be unable to proceed with our plan of operations. Our director has verbally agreed to loan the company funds to complete the registration process and continue operations in a limited scenario until we obtain funding, but we will require full funding to implement our complete business plan. Our director has no formal commitment, arrangement or legal obligation to advance or loan funds to us. As of June 30, 2007 our director had loaned the company $2,090 for organizational costs. The loan is non-interest bearing and has no specific terms of repayment.

We anticipate that our operational, and general & administrative expenses for the next 12 months will total approximately $18,000. We do not anticipate the purchase or sale of any significant equipment. We also do not expect any significant changes in the number of employees. If funding is received, we plan to add two contract staff personnel. At this time we have not entered into any agreements or negotiations with a sales and marketing entity to undertake marketing for us. The foregoing represents our best estimate of our cash needs based on current planning and business conditions. The exact allocation, purposes and timing of any monies raised may vary significantly depending upon our progress with the execution of our business plan.

In the event we are not successful in reaching our initial revenue targets, additional funds may be required, and we may not be able to proceed with our business plan for the development and marketing of our core services. Should this occur, we would likely seek additional financing to support the continued operation of our business. We anticipate that depending on market conditions and our plan of operations, we would incur operating losses in the foreseeable future. We base this expectation, in part, on the fact that we may not be able to generate enough gross profit from the sale of our travel products and services to cover our operating expenses.

CRITICAL ACCOUNTING POLICY AND ESTIMATES

Our Management's Discussion and Analysis of Financial Condition and Results of Operations section discusses our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from these estimates.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

REVENUE RECOGNITION

The Company considers revenue to be recognized at the time the service is performed.

USE OF ESTIMATES

The preparation of the Company's financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's short-term financial instruments consist of cash and cash equivalents and accounts payable. The carrying amounts of these financial instruments approximate fair value because of their short-term maturities.
 Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash. During the year the Company did not maintain cash deposits at financial institution in excess of the $100,000 limit covered by the Federal Deposit Insurance Corporation. The Company does not hold or issue financial instruments for trading purposes nor does it hold or issue interest rate or leveraged derivative financial instruments.

EARNINGS PER SHARE

Basic Earnings per Share ("EPS") is computed by dividing net income available to common stockholders by the weighted average number of common stock shares outstanding during the year. Diluted EPS is computed by dividing net income available to common stockholders by the weighted-average number of common stock shares outstanding during the year plus potential dilutive instruments such as stock options and warrant. The effect of stock options on diluted EPS is determined through the application of the treasury stock method, whereby proceeds received by the Company based on assumed exercises are hypothetically used to repurchase the Company's common stock at the average market price during the period. Loss per share is unchanged on a diluted basis since the assumed exercise of common stock equivalents would have an anti-dilutive effect.

INCOME TAXES

The Company uses the asset and liability method of accounting for income taxes as required by SFAS No. 109 "Accounting for Income Taxes". SFAS 109 requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of certain assets and liabilities. Deferred income tax assets and liabilities are computed annually for the difference between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period, plus or minus the change during the period in deferred tax assets and liabilities.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of the assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. The Company had no significant deferred tax items arise during any of the periods presented.

CONCENTRATION OF CREDIT RISK

The Company does not have any concentration of related financial credit risk.

RECENT ACCOUNTING PRONOUNCEMENTS

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact to its financial statements.

                             DESCRIPTION OF PROPERTY

Our property consists of office space located at 4203 Genesee, Suite 103 #510, San Diego, CA 92117. We use such space for no charge from our president. Currently, this space is sufficient to meet our needs; however, once we expand our business to a significant degree, we will have to find a larger space.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The principal executive office and telephone number are provided by Mr. Getino, the officer of the corporation at no charge until we occupy the property for our first travel agency.

Mr. Getino purchased 3,750,000 shares of the company's common stock for cash in the amount of $15,000. The stock was valued at $0.004 per share.

As of June 30, 2007 our director had loaned the company $2,090 for organizational costs. The loan is non-interest bearing and has no specific terms of repayment.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for trading of our common stock on the Over the Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be traded on the Bulletin Board or, if traded, that a public market will materialize.

HOLDERS OF OUR COMMON STOCK

As of the date of this registration statement, we had 3 shareholders of our common stock.

RULE 144 SHARES

As of June 30, 2007 there are no shares of our common stock which are currently available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After June 28, 2009, the 3,750,000 shares issued to Raul Getino will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After June 29, 2008, the 1,000,000 shares of our common stock held by the two shareholders who purchased their shares (pursuant to Section 4(2) of the Securities Act of 1933, as amended) will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed 1% of the number of shares of the company's common stock then outstanding which, in our case, would equal approximately 47,500 shares of our common stock as of the date of this prospectus.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company. Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

STOCK OPTION GRANTS

To date, we have not granted any stock options.

REGISTRATION RIGHTS

We have not granted registration rights to the selling shareholders or to any other persons.

PENNY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, which:

     a. contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

     b. contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of the Securities Act of 1934, as amended;

     c. contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

     d. contains a toll-free telephone number for inquiries on disciplinary actions;

     e. defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

     f. contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

     a.   the bid and offer quotations for the penny stock;

     b. the compensation of the broker-dealer and its salesperson in the transaction;

     c. the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

     d. monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

REGULATION M

Our officer and director, who will offer and sell the shares, is aware that he is required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officer and director, sales agents, any broker-dealer or other person who participates in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

As an exception to these rules, an underwriter may engage in transactions effected in accordance with Regulation M that are intended to stabilize, maintain or otherwise affect the price of our common stock. The underwriter may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M. Over-allotments occur when an underwriter sells more shares than it purchases in an offering. In order to cover the resulting short position, the underwriter may exercise the over-allotment option described above. Additionally, an underwriter may engage in syndicate covering transactions. Syndicate covering transactions are bids for or purchases of stock on the open market by the underwriter in order to reduce a short position incurred by the underwriter on behalf of the underwriting syndicate. There is no contractual limit on the size of any syndicate covering transaction. Stabilizing transactions consist of bids or purchases made by an underwriter for the purpose of preventing or slowing a decline in the market price of our securities while the offering is in progress. A penalty bid is an arrangement permitting the underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the common stock originally sold by the underwriter was later repurchased by the underwriter and therefore was not effectively sold to the public by such underwriter.

We have not and do not intend to engage the services of an underwriter in connection with the offer and sale of the shares by the Company in this offering.

In general, the purchase of a security to stabilize or to reduce a short position could cause the price of the security to be higher than it might otherwise be. Sales of securities by us or even the potential of these sales could have a negative effect on the market price of the shares of common stock offered hereby.

                             EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officer paid by us during the fiscal year that will end December 31, 2007 in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO):

                           SUMMARY COMPENSATION TABLE

                                                                                         Non-Qualified
Name and                                                                 Non-Equity        Deferred
Principal                                         Stock      Option    Incentive Plan    Compensation     All Other
Position       Year      Salary($)   Bonus($)   Awards($)   Awards($)  Compensation($)    Earnings($)  Compensation($)  Totals($)
--------       ----      ---------   --------   ---------   ---------  ---------------    -----------  ---------------  ---------
Raul Getino    2007        $ 0          0           0          0             0                 0              0           $ 0
President,
Chief Executive
Officer and
Director

OPTION GRANTS TABLE. There have been no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE. There have been no stock options exercised by the executive officer named in the Summary Compensation Table.

LONG-TERM INCENTIVE PLAN ("LTIP") AWARDS TABLE. There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

COMPENSATION OF DIRECTORS

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

EMPLOYMENT AGREEMENTS

We do not have any employment agreements in place with our sole officer and director.

                              AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as apart of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. In addition, we will file electronic versions of our annual and quarterly reports on the Commission's Electronic Data Gathering Analysis and Retrieval, or EDGAR System. Our registration statement and the referenced exhibits can also be found on this site as well as our quarterly and annual reports. We will not send the annual report to our shareholders unless requested by the individual shareholders.

FINANCIAL STATEMENTS

The audited financial statements of the Company for the period ended June 30, 2007, and related notes which are included in this offering have been examined by Moore & Associates, Chartered, and have been so included in reliance upon the opinion of such accountant given upon their authority as experts in auditing and accounting.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING CONTROL AND FINANCIAL DISCLOSURE

There have been no changes in, or disagreements with, our accountants on any matter.

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
      PCAOB REGISTERED


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Descanso Agency, Inc. (A Development Stage Company)
San Diego, California

We have audited the accompanying balance sheet of Descanso Agency Inc as of June 30, 2007, and the related statements of operations, stockholders' equity and cash flows from inception on April 3, 2007 through June 30, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Descanso Agency as of June 30, 2007 and the results of its operations and its cash flows from inception on April 3, 2007 through June 30, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company has incurred a net loss of $255 since inception and has had no sales which raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Moore & Associates, Chartered
--------------------------------------

Moore & Associates Chartered
Las Vegas, Nevada
August 21, 2007



               2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                       (702) 253-7499 Fax (702) 253-7501

                             DESCANSO AGENCY, INC.
                         (A Development Stage Company)
                                 Balance Sheet
                              Stated in US Dollars



                                                       Inception (April 3, 2007)
                                                               Through
                                                            June 30, 2007
                                                            -------------

ASSETS

CURRENT ASSETS
  Cash                                                          $ 18,745
                                                                --------
Total Current Assets                                            $ 18,745
                                                                --------

TOTAL ASSETS                                                    $ 18,745
                                                                ========

LIABILITIES & STOCKHOLDERS' EQUITY

LIABILITIES
  Loan Payable (From Director)                                  $  2,090
                                                                --------

TOTAL LIABILITIES                                               $  2,090


STOCKHOLDERS' EQUITY
  50,000,000 shares Common Stock
   Authorized at $0.001/par value
   4,750,000 shares issued
   and outstanding @ June 30, 2007                              $  4,750
Additional Paid-in Capital                                      $ 14,250
Deficit accumulated                                             $ (2,345)
                                                                --------
TOTAL STOCKHOLDERS' EQUITY                                      $ 16,655
                                                                --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                      $ 18,745
                                                                ========

                             DESCANSO AGENCY, INC.
                         (A Development Stage Company)
                            Statement of Operations
                             Stated in U.S. Dollars


                                                       Inception (April 3, 2007)
                                                               Through
                                                             June 30, 2007
                                                             -------------
REVENUES
  Revenues                                                   $        --
TOTAL REVENUES

OPERATING EXPENSE
  Administrative Expense                                     $     2,345
                                                             -----------

NET (LOSS)                                                   $    (2,345)
                                                             ===========

Basic earnings per share                                     $         0

Weighted average number of
 common shares outstanding                                     4,750,000

                             DESCANSO AGENCY, INC.
                         (A Development Stage Company)
                        Changes in Stockholders' Equity
                Inception (April 3, 2007 through June 30, 2007)
                             Stated in U.S. Dollars

                                                       Common    Additional    Deficit Accum
                                        Common         Stock       Paid-in        During
                                        Stock          Amount      Capital       Dev Stage       Total
                                        -----          ------      -------       ---------       -----
Stock issued for cash June 29,2007    4,750,000       $ 4,750     $ 14,250                      $ 19,000
Net (Loss) June 30, 2007                                                         $ (2,345)
                                     ----------       -------     --------       --------       --------

BALANCE JUNE 30, 2007                 4,750,000       $ 4,750     $ 14,250       $ (2,345)      $ 19,000
                                     ==========       =======     ========       ========       ========

                             DESCANSO AGENCY, INC.
                         (A Development Stage Company)
                             Statement of Cash Flow
                             Stated in U.S. Dollars


                                                       Inception (April 3, 2007)
                                                                Through
                                                             June 30, 2007
                                                             -------------
CASH FLOW FROM OPERATING ACTIVITIES
  Net income (loss)                                             $ (2,345)
  Loan Payable                                                  $  2,090

CASH FLOW FROM INVESTING ACTIVITIES
  Net cash provided by (used in) investing activities

CASH FLOW FROM FINANCING ACTIVITIES
  Issuance of Common Stock                                      $ 19,000
                                                                --------

Net increase in cash

Cash at beginning of period

Cash at end of period                                           $ 18,745
                                                                ========

                              DESCANSO AGENCY, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                               AS AT JUNE 30, 2007


NOTE 1 - NATURE AND PURPOSE OF BUSINESS

Descanso Agency, Inc. (the "Company") was incorporated under the laws of the State of Nevada on April 3, 2007. The Company's activities to date have been limited to organization and capital formation. The Company is "a development stage company" that intends to open travel agencies specializing in Mexican tourism.

NOTE 2 - NATURE OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

REVENUE RECOGNITION

The Company considers revenue to be recognized at the time the service is performed.

USE OF ESTIMATES

The preparation of the Company's financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's short-term financial instruments consist of cash and cash equivalents and accounts payable. The carrying amounts of these financial instruments approximate fair value because of their short-term maturities.
 Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash. During the year the Company did not maintain cash deposits at financial institution in excess of the $100,000 limit covered by the Federal Deposit Insurance Corporation. The Company does not hold or issue financial instruments for trading purposes nor does it hold or issue interest rate or leveraged derivative financial instruments.

                              DESCANSO AGENCY, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                               AS AT JUNE 30, 2007


NOTE 2 - NATURE OF SIGNIFICANT ACCOUNTING POLICIES (continued)

EARNINGS PER SHARE

Basic Earnings per Share ("EPS") is computed by dividing net income available to common stockholders by the weighted average number of common stock shares outstanding during the year. Diluted EPS is computed by dividing net income available to common stockholders by the weighted-average number of common stock shares outstanding during the year plus potential dilutive instruments such as stock options and warrant. The effect of stock options on diluted EPS is determined through the application of the treasury stock method, whereby proceeds received by the Company based on assumed exercises are hypothetically used to repurchase the Company's common stock at the average market price during the period. Loss per share is unchanged on a diluted basis since the assumed exercise of common stock equivalents would have an anti-dilutive effect.

INCOME TAXES

The Company uses the asset and liability method of accounting for income taxes as required by SFAS No. 109 "Accounting for Income Taxes". SFAS 109 requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of certain assets and liabilities. Deferred income tax assets and liabilities are computed annually for the difference between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period, plus or minus the change during the period in deferred tax assets and liabilities.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of the assets and liabilities to which they

                              DESCANSO AGENCY, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                               AS AT JUNE 30, 2007


NOTE 2 - NATURE OF SIGNIFICANT ACCOUNTING POLICIES (continued)

relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. The Company had no significant deferred tax items arise during any of the periods presented.

CONCENTRATION OF CREDIT RISK

The Company does not have any concentration of related financial credit risk.

RECENT ACCOUNTING PRONOUNCEMENTS

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact to its financial statements.

NOTE 3 - COMMON STOCK

Transactions, other than employees' stock issuance, are in accordance with paragraph 8 of SFAS 123. Thus issuances shall be accounted for based on the fair value of the consideration received. Transactions with employees' stock issuance are in accordance with paragraphs (16-44) of SFAS 123. These issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, or whichever is more readily determinable.

On June 28, 2007 the Company issued 3,750,000 shares of common stock to Raul Getino, the Company's sole officer and director, for cash in the amount of $0.004 per share for a total of $15,000.

On June 29, 2007 the Company sold 1,000,000 shares of its common stock at $0.004 per share to 2 independent investors for proceeds of $4,000.

NOTE 4 - RELATED PARTY TRANSACTIONS

Raul Getino, the sole officer and director of the Company may, in the future, become involved in other business opportunities as they become available, thus

                              DESCANSO AGENCY, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                               AS AT JUNE 30, 2007


NOTE 4 - RELATED PARTY TRANSACTIONS (continued)

he may face a conflict in selecting between the Company and his other business opportunities. The Company has not formulated a policy for the resolution of such conflicts.

Raul Getino, will not be paid for any underwriting services that he performs on behalf of the Company with respect to the Company's upcoming SB-2 offering. He will also not receive any interest on any funds that he may advance to the Company for offering expenses prior to the offering being closed which will be repaid from the proceeds of the offering.

While the company is seeking additional capital, Mr. Getino has advanced funds to the company to pay for organizational costs incurred. These funds are interest free with no specific terms of repayment. The balance due Mr. Getino on June 30, 2007 was $ 2,090.

NOTE 5 - GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has no sales and has incurred a net loss of $255 since inception. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations form the development of its travel agencies. The financial statements do not include any adjustments relating to the recoverability and classifications of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Management plans to raise additional funds through debt or equity offerings. Management's current plan includes a SB-2 registration statement with the U.S. Securities and Exchange Commission of 4,500,000 shares for sale at $.004 per share to raise capital of $18,000 to implement their business plan. There is no guarantee that the Company will be able to raise any capital through this or any other offerings.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada Business Corporations Act provides that directors, officers, employees or agents of Nevada corporations are entitled, under certain circumstances, to be indemnified against expenses (including attorneys' fees) and other liabilities actually and reasonably incurred by them in connection with any suit brought against them in their capacity as a director, officer, employee or agent, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. This statute provides that directors, officers, employees and agents may also be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with a derivative suit brought against them in their capacity as a director, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Our By-Laws allow for the indemnification of the officers and directors in regard to their carrying out the duties of their offices. The board of directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he/she has met the applicable standard of conduct set forth in the Nevada General Corporation Law.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Securities and Exchange Commission registration fee         $    0.68
     Transfer Agent Fees                                             1,500
     Accounting fees and expenses                                    3,000
     Legal fees and expense                                          2,500
     Miscellaneous                                                     500
                                                                 ---------
     Total                                                       $7,500.68
                                                                 =========

All amounts are estimates other than the Commission's registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the two selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

We were incorporated in the State of Nevada on April 3, 2007 and 3,750,000 shares of common stock were issued to Raul Getino for $15,000. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and were issued to this individual as founder's shares. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Getino had the necessary investment intent as required by Section 4(2) since he agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In June 2007, we sold 1,000,000 shares of common stock to two investors, at a price per share of $.004 for an aggregate offering price of $4,000. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

     Rene Aribe             500,000
     Gilberto Duran         500,000

All of these shares were issued pursuant to the exemption provided by Section 4(2) under the Securities Act of 1933 for a transaction not involving a public offering and Regulation D promulgated thereunder. Both investors were given a private placement memorandum designed to disclose all material aspects of an investment in the company, including the business, management, offering details, risk factors, financial statements and use of funds. The investors were friends of our officer and director. It is the belief of management that each of the individuals who invested have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the investment and therefore did not need the protections offered by registering their shares under the Securities and Exchange Act of 1933, as amended. Both investors completed a subscription confirmation letter and private placement subscription agreement whereby they each certified that they were purchasing the shares for their own accounts, with investment intent. This offering was not accompanied by general advertisement or general solicitation and the shares were issued with a Rule 144 restrictive legend.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

ITEM 27. EXHIBITS

     EXHIBIT
     NUMBER                    DESCRIPTION
     ------                    -----------
      3.1               Articles of Incorporation
      3.2               By-Laws
      5.1               Opinion of Joseph I. Emas, ESQ.
     23.1               Consent of Moore & Associates, Chartered
     23.2               Consent of Counsel, as in Exhibit 5.1

ITEM 28. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(a) Rule 415 Offering Undertaking:

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to he purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (a) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (Sec. 230.424);

     (b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

     (c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

     (d) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of San Diego, State of California on August 31, 2007.


                    By: /s/ Raul Getino
                        --------------------------------------------------------
                        RAUL GETINO
                        President, Chief Executive Officer,
                        and Chairman of the Board of Directors


                    By: /s/ Raul Getino
                        --------------------------------------------------------
                        RAUL GETINO
                        Chief Financial Officer and Principal Accounting Officer

                                POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Raul Getino, true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof. In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


BY: /s/ Raul Getino                       President, Chief Executive Officer,
    ------------------------------        Chief Financial Officer, Principal
    Raul Getino                           Accounting Officer and Chairman of
                                          the Board of Directors

August 31, 2007